UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 9, 2026
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2026, Planet Fitness, Inc. (the “Company”) announced that its board of directors (the “Board”), upon the recommendation of the Board’s nominating and corporate governance committee, increased its size from eight to nine members and appointed Stephen “Steve” Beard to fill the vacancy, effective February 9, 2026. Having considered his qualifications and the independence standards of the the New York Stock Exchange, the Board affirmatively determined that Mr. Beard is independent and well qualified to serve on the Board.

Mr. Beard currently serves as Chairman and Chief Executive Officer of Covista Inc. (“Covista”), formerly Adtalem Global Education Inc., America's largest healthcare educator that is actively addressing America's critical healthcare workforce shortage. Appointed Covista’s President and Chief Executive Officer in September 2021, Mr. Beard has engineered Covista’s strategic transformation into a healthcare focused education provider, driving operational excellence and accelerating organic growth across the enterprise. Prior to his appointment as Chief Executive Officer, Mr. Beard served as Covista’s Chief Operating Officer, from 2019 until September 2021, and Senior Vice President and General Counsel, from 2018 until 2020. Before joining Covista, Mr. Beard held several leadership roles of increasing responsibility at Heidrick & Struggles International, Inc., an executive search firm, from 2003 until 2018, serving most recently as Executive Vice President, General Counsel and Chief Administrative Officer from 2013 until 2018, where he led the firm’s expansion into organizational consulting and culture shaping. Mr. Beard was first appointed to Covista’s board of directors in September 2021 and elected chairman of Covista’s board of directors in November 2024. Mr. Beard holds a Bachelor of Arts degree from the University of Illinois at Urbana-Champaign and earned his Juris Doctor degree from the Maurer School of Law at Indiana University – Bloomington. Mr. Beard has also completed the Advanced Management Program at Duke University’s Fuqua School of Business.

Mr. Beard will serve as a Class II director, which class will stand for re-election at the Company’s 2026 annual meeting of stockholders. He has not been appointed to any of the Board’s committees at this time.

Mr. Beard will participate in the Company’s standard non-employee director compensation program (the “Director Compensation Program”) as described in the Company’s most recent Proxy Statement filed with the SEC on March 26, 2025. In conjunction with his appointment to the Board, Mr. Beard received an equity award of 368 restricted stock units with a grant date value of $33,746. This grant represents a pro-rated annual equity grant pursuant to the Director Compensation Program, and will vest upon the earlier of the Company’s next annual meeting of stockholders or the one-year anniversary of the grant date.

There are no arrangements or understandings between Mr. Beard and any other person pursuant to which he was appointed director of the Company. There are no transactions involving Mr. Beard requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
A copy of the press release containing the announcement of Mr. Beard’s appointment is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 9, 2026, announcing appointment of Steve Beard to serve as Director of the Company's Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Jay Stasz
Name: Title:	Jay Stasz Chief Financial Officer
Dated: February 9, 2026